UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2011

CKX, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34794	27-0118168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip code)

(212) 838-3100

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2011, CKX, Inc. (“CKX”) notified the NASDAQ Global Select Market (“NASDAQ”) of the completion of the Merger (as defined below) and requested that trading of shares of common stock of CKX (“Common Shares”) on the NASDAQ be suspended. As a result of the Merger, CKX no longer meets the numerical listing requirements of NASDAQ. CKX also requested that NASDAQ file with the SEC an application on Form 25 to report that the Common Shares are no longer listed on NASDAQ. Trading of the Common Shares on NASDAQ was suspended prior to the opening of trading on June 22, 2011. CKX intends to file a certification on Form 15 requesting that its reporting obligations under the Securities Exchange Act of 1934 be terminated.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into Item 3.01.

Item 3.02 Unregistered Sale of Equity Securities.

The Top-Up Shares (as defined below) issued to Colonel Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of CKX Entertainment, Inc. (f/k/a Colonel Holdings, Inc.), a Delaware Corporation (“Parent”), pursuant to the Top-Up Option (as defined below) were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into Item 3.03.

Item 5.01 Change in Control of the Registrant.

On June 21, 2011, pursuant to an Agreement and Plan of Merger, dated as of May 10, 2011, as amended on May 17, 2011 (the “Merger Agreement”), by and among Parent, Merger Sub, and CKX, Parent completed its acquisition of CKX through the merger of Merger Sub with and into CKX, with CKX continuing as the surviving corporation in the merger and becoming an indirect wholly-owned subsidiary of Parent (the “Merger”), in accordance with the short-form merger provisions of the Delaware General Corporation Law (the “DGCL”). The Merger became effective (the “Effective Time”) on June 21, 2011 upon the filing by Merger Sub of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

The Merger was the second-step in Parent’s acquisition of CKX. The first step was a tender offer (the “Offer”) by Offeror to acquire all of the issued and outstanding Common Shares at a purchase price of $5.50 per Common Share, net to the seller in cash, without interest and subject to deduction for any required withholding taxes (the “Offer Price”). The Offer was subject to the terms and conditions set forth in the Offer to Purchase, dated May 17, 2011 and in the related Letter of Transmittal, each as amended and supplemented.

The initial offering period for the Offer expired at 12:00 midnight, New York City time, on Wednesday, June 15, 2011. Following the expiration of the initial offering period, Offeror commenced a subsequent offering period in accordance with the terms of the Merger Agreement which expired at 5:00 p.m., New York City time, on Monday, June 20, 2011. According to the depositary for the Offer, as of the expiration of the subsequent offering period, a total of approximately 54,744,278 Common Shares were validly tendered and not properly withdrawn in the Offer (including Common Shares tendered through a notice of guaranteed delivery), which, together with the Common Shares owned by Robert F.X. Sillerman, Sillerman Capital Holdings, L.P. and Laura Sillerman (the “Sillerman Stockholders” and the Common Shares owned by the Sillerman Stockholders, the “Sillerman Shares”) that were held in a voting trust in accordance with, or subject to certain voting arrangements consistent with, their previously announced support agreement, represented approximately 79.7% of all issued and outstanding Common Shares. Offeror paid for all Common Shares that were validly tendered and not properly withdrawn in the Offer on June 21, 2011.

Pursuant to the Merger Agreement, following the expiration of the subsequent offering period for the Offer, Merger Sub exercised its option (the “Top-Up Option”) to purchase directly from CKX, at the Offer Price, a number of newly issued Common Shares (the “Top-Up Shares”) equal to the lowest number of Common Shares that, when added to the number of Common Shares owned by Parent and Offeror, together with the Sillerman Shares that were held in a voting trust in accordance with, or subject to certain voting arrangements consistent with, their previously announced support agreement, immediately prior to the exercise of the Top-Up Option, including all Common Shares validly tendered and not properly withdrawn in the Offer, constituted one Common Share more than 90% of the total number of Common Shares that would be outstanding on a fully diluted basis immediately after the issuance of Common Shares pursuant to the Top-Up Option. The closing of the purchase by Merger Sub of the Top-Up Shares occurred on June 21, 2011 prior to the Effective Time.

Additionally, prior to the Effective Time, in accordance with previously announced support agreements entered into with Parent, the Sillerman Stockholders and The Promenade Trust transferred to an affiliate of Parent all of the Sillerman Shares and all of the issued and outstanding shares of preferred stock of CKX in exchange for cash, in the case of the Sillerman Stockholders, and in exchange for shares of preferred stock of Holdings, in the case of The Promenade Trust. These transferred CKX shares, together with the Common Shares purchased by Offeror in the Offer, were contributed to Merger Sub prior to the Effective Time.

At the Effective Time, among other things, all of the issued and outstanding Common Shares (other than Common Shares owned (i) directly or indirectly by Parent, Merger Sub or CKX or (ii) by any stockholder of CKX who is entitled to and properly exercised appraisal rights under the DGCL) were cancelled and converted into the right to receive the same price per Common Share as the Offer Price.

The source of funds for the acquisition of CKX was a bridge loan facility and cash equity provided by certain equity funds managed by Apollo Management VII, L.P.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2011, in accordance with the Merger Agreement and Section 11 of the Amended and Restated Bylaws of CKX, Mr. Jack Langer submitted, and CKX accepted, his resignation as a director of the CKX Board of Directors, with such resignation being effective as of the Effective Time. In addition, pursuant to the Merger Agreement, Mr. Edwin A. Banks was removed as a director of the CKX Board of Directors effective as of the Effective Time. On the same day, Mr. Barry Siegel was appointed unanimously by the remaining directors as a director of CKX. Mr. Siegel is a trustee of The Promenade Trust. The sole beneficiary of The Promenade Trust is Lisa Marie Presley, and Priscilla Presley, one of the directors of CKX, is also a trustee of The Promenade Trust.

Mr. Siegel has advised CKX that, to the best of his knowledge, he is not currently a director of, and does not hold any position with, CKX or any of its subsidiaries. Mr. Siegel has also advised CKX that, to the best of his knowledge, neither he nor any of his or her immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of CKX or any of its subsidiaries or (ii) has been involved in any transactions with CKX or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as disclosed herein.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 21, 2011, the certificate of incorporation and bylaws of CKX were amended and restated in their entirety. The amended and restated certificate of incorporation and the amended and restated bylaws of CKX are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed in the Exhibit Index are filed with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CKX, INC.

By:	/s/ Kelly Pontano
Name: Kelly Pontano
Title: Senior Counsel and Vice President

Date: June 22, 2011

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated Certificate of Incorporation of CKX, Inc.

3.2	Second Amended and Restated Bylaws of CKX, Inc.

99.1	Joint Press Release issued by CKX Entertainment, Inc. (f/k/a Colonel Holdings, Inc.) and CKX, Inc. on June 22, 2011.